UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 29, 2011

Riviera Holdings Corporation
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-21430	88-0296885
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2901 Las Vegas Boulevard South Las Vegas, Nevada	89109-1931
(Address of Principal Executive Offices)	(Zip Code)

(702) 794-9237
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 29, 2011, Riviera Holdings Corporation, a Nevada corporation (the “Company”), Riviera Operating Corporation, a Nevada corporation and wholly-owned subsidiary of the Company (“ROC”, and together with the Company, the “Seller”) and Riviera Black Hawk, Inc., a Colorado corporation and wholly-owned subsidiary of ROC (“RBH”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Monarch Casino and Resorts, Inc., a Nevada corporation, and its wholly-owned subsidiary Monarch Growth Inc., a Nevada corporation (collectively, the “Buyer”), pursuant to which the Buyer agreed to purchase all of the issued and outstanding shares of common stock of RBH (the “Acquisition”).  RBH is engaged in the business of operating a casino, including gaming devices, table games, restaurants and a conference center, located in Black Hawk, Colorado, more commonly known as the Riviera Black Hawk Casino (the “Business”).  Monarch would pay $76 million (the “Purchase Price”) for the stock, subject to certain post-closing working capital adjustments.  At the closing, the Seller would pay or satisfy substantially all of RBH’s indebtedness and would leave at least $2.1 million of working capital, including at least $2.1 million of “cage cash” (as defined in the Purchase Agreement).

In connection with the execution of the Purchase Agreement, the parties to the Purchase Agreement also entered into an Escrow Agreement with a third-party escrow agent and (i) the Buyer made a non-refundable (except under certain conditions) deposit of $3,800,000 (the “Deposit”) with the escrow agent for the purpose of securing the Buyer’s obligations to consummate the transactions contemplated by the Purchase Agreement, and (ii) the Seller and RBH deposited with the Escrow Agent a copy of a database containing information about RBH’s customers.  The Deposit would be credited against the Purchase Price and the database would be released to the Buyer at the closing.  Further, pursuant to the terms of the Purchase Agreement, ROC has agreed to indemnify the Buyer with respect to certain matters set forth in the Purchase Agreement, and has agreed that a portion of the purchase price to be paid by the Buyer to ROC at the closing in the amount of $2,280,000 would be deposited with the escrow agent as a source of funds for paying any amount owed by ROC to the Buyer pursuant to the Purchase Agreement.

In addition to certain other termination rights, the Purchase Agreement may be terminated by either the Buyer or the Seller if the closing has not occurred by the last day of the calendar month of the date that is nine months after the date of the Purchase Agreement (the “Outside Date”).  The Buyer may extend the Outside Date by 90 days by increasing the Deposit by $500,000.  Depending on the circumstances of termination of the Purchase Agreement, the Deposit would be released to either Buyer or Seller.  The database would be released to the Seller upon termination of the Agreement.

The Purchase Agreement contains certain other provisions that are customary for agreements of this nature, such as representations, warranties, covenants, including confidentiality and non-solicitation obligations, and indemnities.

In addition, the Purchase Agreement contemplates that ROC would license certain trademark and domain name rights to RBH royalty-free for a transitional period after the closing pursuant to the terms of a form of Trademark and Domain Name License Agreement to be entered into at the closing.  Once executed at the closing, the Trademark and Domain Name License Agreement would prohibit ROC (and its affiliates or licensees) from operating a casino in the state of Colorado using the trademark RIVIERA for a period of three years after the closing.  The parties also negotiated a form of Transition Services Agreement to be entered into at the closing pursuant to which the Seller would provide certain information technology-related and other services to RBH for a transitional period following the closing to enable the Buyer to conduct RBH’s business as conducted by the Seller prior to the closing.  Pursuant to the terms of the Transition Services Agreement, RBH would reimburse the Seller for reasonable out-of-pocket expenses incurred in connection with the Seller’s performance under the Transition Services Agreement.

The closing is expressly conditioned upon the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, the Buyer’s obtaining approval of the Acquisition by Colorado gaming authorities and the issuance of required licenses to the Buyer and certain members of its management, as well as upon the satisfaction of other closing conditions that are customary for agreements of this nature.  The Acquisition is not subject to a financing or due diligence condition.  The parties to the Purchase Agreement expect to close the Acquisition in the second quarter of 2012.  Due to the conditions precedent to closing, including those set out above, and the risk that these conditions precedent will not be satisfied, there is no assurance that the parties will close the Acquisition.

The Company has attached hereto as Exhibits 2.1 a copy of the Purchase Agreement.  The foregoing summaries are qualified in their entirety by the contents of the Purchase Agreement.  The Purchase Agreement has been included to provide investors and security holders with information regarding their terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreements.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the registrant or any of its subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Item 8.01.    Other Events.

On September 29, 2011, the Company issued a joint press release with the Buyer announcing the execution of the Purchase Agreement.  A copy of this press release is attached as Exhibit 99.1 hereto.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

2.1*
Stock Purchase Agreement, dated as of September 29, 2011, by and among Riviera Operating Corporation, Riviera Holdings Corporation, Riviera Black Hawk, Inc., Monarch Growth Inc. and Monarch Casino & Resort, Inc.

99.1	Press Release, dated September 29, 2011
___________________
* The Company has omitted from Exhibit 2.1 schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K are forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in this Current Report on Form 8-K that address activities, events or developments that we believe or anticipate will or may occur in the future are forward-looking statements. Such statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict, including, without limitation, whether the parties to the Purchase Agreement will successfully consummate the Acquisition. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous risks, uncertainties and factors identified from time to time in the Company’s reports with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.  All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these risks, uncertainties and factors.  All guidance and forward-looking statements in this Current Report on Form 8-K are made as of the date hereof and we do not undertake any obligation to update any forecast or forward-looking statements, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2011	RIVIERA HOLDINGS CORPORATION

	By:	/s/ Tullio Marcchione
		Name:	Tullio Marcchione
		Title:	Secretary

Exhibit Index

Exhibit No.	Description

2.1*
Stock Purchase Agreement, dated as of September 29, 2011, by and among Riviera Operating Corporation, Riviera Holdings Corporation, Riviera Black Hawk, Inc., Monarch Growth Inc. and Monarch Casino & Resort, Inc.

99.1	Press Release, dated September 29, 2011
___________________
* The Company has omitted from Exhibit 2.1 schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.